Exhibit 10.20

ADVANCED POWER TECHNOLOGY, INC.

EMPLOYMENT AGREEMENT

(MANAGEMENT & TECHNICAL PERSONNEL)

EXEMPT SALARIED EMPLOYEES

THIS EMPLOYMENT AGREEMENT is made and entered into this 23 day of February, 2004, by and between ADVANCED POWER TECHNOLOGY, INC., a Delaware corporation (“Company”) and  George J. Krausse III, an individual (“Employee”).

WHEREAS, Company desires to employ Employee upon the terms and conditions hereinafter set forth, and Employee desires to be so employed;

NOW, THEREFORE, in consideration of the mutual promises contained herein, Company and Employee agree as follows:

1.                                     EMPLOYMENT

Company hereby employs Employee as Vice President Commercial RF Products of the Company with the powers and duties consistent with such position, and Employee hereby accepts such employment, on the terms and conditions hereinafter set forth. Employee, subject to the control of the Management of Company, agrees to diligently utilize his or her best efforts to further the interests of the Company and to discharge those responsibilities and duties required for the planning, development, operation, promotion and advancement of the Company, and such other duties as Company may require.

2.                                       TERM AND TERMINATION

2.1                               This Agreement shall terminate upon the happening of any of the following events:

(a)                                  By mutual agreement between Company and Employee;

(b)                               Unilaterally by Employee without cause;

(c)                                Upon the death of Employee

(d)                               Upon the good faith determination of the Chief Executive Officer of the Company that Employee has become so physically or mentally disabled as to be incapable of satisfactorily performing his or her duties. (Refer to Sick Pay Policy.)

(e)                                By the Company for cause, that is to say only upon Employee’s conviction of a felony, commission of any material act of dishonesty against the Company, material breach of this Agreement by Employee, or misconduct by Employee having a substantial adverse effect on the business of the Company.

(f)                                  By the Company without cause, in which event (Section 2.2. to the contrary notwithstanding) the Company will continue to pay Employee the full amount due as salary for a period of thirty days following notice of termination.

2.2                               In the event that this Agreement is terminated pursuant to Paragraph 2.1, neither Company nor Employee shall have any remaining duties or obligations hereunder, except that Company shall pay to Employee, or his or her representatives, such compensation as is due pursuant to Sub-Section 2.1 (f) and Section 3. The provisions of Section 4-9 shall survive termination.

2.3                               This Agreement shall not be terminated by any:

(a)                                Merger, whether the Company is or is not the surviving corporation; or

(b)                               Transfer of all or substantially all of the assets of the Company; or

(c)                                Voluntary or involuntary dissolution or liquidation of the Company; or

(d)                               Consolidation to which the Company is a party.

In the event of any such merger, transfer of assets, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and Company shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

3.                                       COMPENSATION

3.1                               As the total consideration for the services which Employee agrees to render hereunder, Employee shall be entitled to the following:

(a)                                Beginning on February 23, 2004 an annual base salary at the rate of   One Hundred Twenty Thousand One Hundred Twenty   Dollars ($  120,120  ), subject to increases at the discretion of Company, in accordance with the regular and ordinary payment practices of Company. All payroll payments shall be subject to deduction of payroll taxes and related deductions as required by law.

(b)                               Participation in all plans or programs sponsored by Company for employees in general, including without limitation participation in any group health plan, medical reimbursement plan and life insurance plan, pension and profit sharing plan.

(c)                                Reimbursement of any and all reasonable and documented expenses incurred by Employee from time to time in the performance of his or her duties hereunder, including without limitation entertainment expenses and air fare, taxi, automobile, and other traveling expenses.

(d)                               Refer to Vacation Policy.

(e)                                Such other benefits as Company, in its sole discretion, may from time to time provide.

3.2                               Subject to the limitations contained in Section 2.1, if Employee shall be absent on account of personal injuries or physical or mental disability, Employee shall continue to receive all payments provided in this Agreement; provided, however, that any such payments may, at the sole option of Company, be reduced by any amount that Employee receives for the period covered by such payments as disability compensation under insurance policies mantained by Company or under governmental programs.

3.3                               Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee.

3.4                               Employee shall repay relocation expenses paid by Company if he or she voluntarily termnates employment within one year from date of employment.

3.5                               Any payments, whether incurred by the Company or by an employee or officer of the Company on behalf of and reimbursed by the Company, including, without limitation, salary, commission, bonus, interest, rent or travel and entertainment expenses, which are disallowed in whole or in part as a deductible expense for federal income tax purposes on the grounds that said payments constitute unreasonable compensation to an employee or officer, shall be repaid by the employee or officer to the Company to the full extent of the disallowance, if the Board, in its discretion, agrees to enforce the repayment of each such amount disallowed.

4.                                       NON-DISCLOSURE

Employee shall not disclose or use in any way, either during his or her employment with Company or thereafter, except as required in the course of his or her employment with Company, any confidential business or technical information or trade secret acqured during his or her employment by Company, whether or not conceived of, discovered, developed or prepared by Employee, including without limitation any formulae, patterns, inventions, procedures, processes, plans, devices, products, operations, techniques, know-how, specifications, data, compilations of information, customer lists, records, financing or production methods, costs, employees, and information concerning specific customer requirements, preferences, practices and methods of doing business, all of which are exclusive and valuable property of Company.

5.                                       ASSIGNMENT OF PROPRIETARY INTEREST

Employee hereby assigns and transfers to Company his or her entire right, title and interest in and to any and all inventions, improvements, processes, sketches, methods of production, designs, discoveries, ideas (whether or not shown or described in writing) or services (collectively “inventions”) whether or not patentable, which are made, conceived or first reduced to practice by Employee with Company’s equipment, supplies, facilities, or trade secrets and on Company’s time, or which relates to the business of Company or Company’s actual or anticipated research or business development, or which results from any work performed by the Employee for Company. Employee agrees that Company shall have the right to keep such inventions as trade secrets. To permit Company to claim rights to which it may be entitled, the Employee agrees to promptly disclose to Company in confidence all inventions which the employee makes, conceives, or first reduces to practice during the course of his or her employment or within one year after terminatin thereof if such inventions relate to a product, process or service upon which Employee worked during the period of his or her employment by Company, and all patent or copyright applications filed by the Employee within a year after termination of this Agreement. Both during and after the period of employment with Company, Employee shall further assist Company in obtaining patents or copyrights on all inventions deemed patentable or copyrightable by Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent and/or copyrights, to vest Company with full and extensive title thereto, and to protect Company’s rights against infringement by others. Employee further agrees that any patent application fled within a year after termination of his or her employment on an invention for which the Employee was partially or totaly responsible shall be presumed to relate to an invention made during the term of the Employee’s employement unless the Employee can provide evidence to the contrary.

6.                                       TANGIBLE ITEMS AS PROPERTY OF COMPANY

Excluding any personal property owned by Employee prior to the date hereof, all files, records, documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, instruments, tools and equipment and all other physical items related to the business of Company, other than a merely personal item of a general professional nature, whether of a public nature or not, and whether prepared by Employee or not, are and shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances whatsoever without the prior written consent of Company, and the same shall be promptly returned to Company by Employee on the expiration or termination of his or her employment with Company or at any time prior thereto upon the request of Company.

7.                                       SOLICITATION OF CUSTOMERS AND EMPLOYEES:

Both during and after the period of employment, Employee shall not in any way attempt to interfere with the business of Company and, shall not call on, solicit, interfere with or attempt to entice away, either directly or indirectly, any employee or customer of Company with whom he or she became acquainted during his or her employment with Company, either for his or her own benefit or purposes or for the benefit or purposes of any other person, partnership, corporation, firm, association or other business organization, entity or enterprise.

8.                                       NONCOMPETITION

Except as set forth in this Section 8, for a period of 18 months after termination of this Agreement, Employee shall not, directly or indirectly, engage or participate in, assist or have any interest in any person, partnership, corporation, firm, association or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) which, directly or indirectly, manufactures, designs, develops, engineers, markets or otherwise produces or offers for sale or sells inventions, products, processes, systems or services the same as, similar to or competitive with any devices, inventions, products, processes, systems or services manufactured, designed, developed, engineered, marketed or otherwise produced or offered for sale or sold by Company (or any successor thereof) in the United States or abroad.

The parties intend that the covenant contained in this Section 8 shall be construed as a series of separate covenants. If, in any judicial or arbitration proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 8, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. Moreover, if, in any judicial or arbitration proceeding, the term of non-competition shall be determined to be unreasonable, the parties agree that the term shall be shortened to the maximum period deemed reasonable under the laws of the state of Oregon, and that modified period shall be enforceable as though originally set forth herein.

9.                                       INJUNCTIVE RELIEF

Employee hereby acknowledges and agrees that it would be difficult to fully compensate Company for damages resulting from the breach or threatened breach of Sections 4, 5, 6, 7, or 8 of this Agreement, and accordingly, that Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Company’s right to claim and recover damages.

10.                               INDEMNIFICATION

Company shall, to the maximum extent permitted by law, indemnify and hold Employee harmless against expenses, including reasonable attorney’s fees, judgments, fines, settlemens, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Employee’s employment with Company if Employee, in incurring the above expenses, acted in good faith and in a manner Employee believed to be in the best interests of Company and, in the case of a criminal proceeding, had no reasonable cause to believe Employee’s conduct was unlawful.

11.                               COPIES OF AGREEMENT

Employee authorizes Company to send a copy of this Agreement to any and all future employers which he or she may have, and to any and all persons, firms, and corporations, with whom he or she may become affiliated in a business or commercial enterprise, and to inform any and all such employers, persons, firms or corporations that Company intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach of Employee’s part.

12.                               SEVERABLE PROVISIONS

The provisions of this Agreement are severable and if anyone or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

13.                               BINDING AGREEMENT

This Agreement shall inure to the benefit of and shall be binding upon Company, its successors and assigns.

14.                               CAPTIONS

The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

15.                               ENTIRE AGREEMENT

This Agreement, contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

16.                               GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the state of Oregon.

17.                               NOTICES

Any notice or demand required or permitted to be given hereunder shall be in writing and shall be deemed effective upon the personal delivery thereof or, if mailed, forty-eight hours after having been deposited in the United States mails, postage prepaid, and addressed to the party to whom it is directed at the address set forth below:

If to Company:

ADVANCED POWER TECHNOLOGY, INC.
405 S. W. Columbia Street
Bend, Oregon 97702

If to EMPLOYEE:

George J Krausse III

4236 Durango PL.

Fort Collins CO 80526

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

ADVANCE POWER TECHNOLOGY, INC.
A Delaware corporation (“Company”)

By
Patrick Sireta
President and Chief Executive Officer

(“Employee”)